UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

April 16, 2014 (April 15, 2014)

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	1-33007	20-5413139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5400 Westheimer Court, Houston, Texas	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 713-627-5400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective April 15, 2014, the Board of Directors (the “Board”) of Spectra Energy Corp (the “Company”) approved the amendment and restatement of the Company’s By-Laws. The amended and restated By-Laws include the following amendments:

Section 2.03 was amended to clarify that the notice requirements contained in that section shall be deemed satisfied by a shareholder if the shareholder has notified the Company of his or her intention to present a proposal at an annual meeting in accordance with Rule 14a-8 of the Securities Exchange Act of 1934, as amended, subject to other conditions contained in Section 2.03 of the By-Laws. Section 3.01 was amended to fix the size of the Board at 10 members. Previously, the number of directors was fixed at 12.

Also, Section 3.02 was amended to update the information and disclosure requirements for advance notice of director nominations by a shareholder, including, among other things, the requirement to disclose (i) ownership of capital stock of the Company (including derivative and synthetic forms of ownerships); (ii) any proxy, agreement, arrangement or understanding under which a proposing shareholder has a right to vote any capital stock of the Company; (iii) “acting in concert” relationships or affiliations; (iv) any agreement, arrangement or understanding with a proposed nominee or the nominee’s affiliates regarding compensation; and (iv) other material relationships with a proposed nominee or the nominee’s affiliates.

Finally, the By-Laws were amended to add a new Section 8.05, which includes a forum selection provision. The provision generally provides that unless the Company consents in writing to the selection of an alternate forum, a state or federal court located within the State of Delaware shall be the sole and exclusive forum for: (i) any derivative action or proceeding brought on behalf of the Company; (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s shareholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law; or (iv) any action asserting a claim governed by the internal affairs doctrine.

The foregoing description of the amendments to the By-Laws is qualified in its entirety by reference to the text of the amended and restated By-Laws filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of shareholders on April 15, 2014. The shareholders (i) elected all of the Company’s nominees for directors; (ii) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014; and (iii) approved compensation of the Company’s named executive officers on an advisory basis. The shareholders did not approve any of the shareholder proposals, which are listed below.

Nominees	For	Against	Abstain	Non-Votes
Gregory L. Ebel	437,892,936	2,874,517	1,241,594	114,242,891
Austin A. Adams	435,479,243	5,209,910	1,319,894	114,242,891
Joseph Alvarado	437,978,435	2,737,798	1,292,814	114,242,891
Pamela L. Carter	435,858,933	4,824,661	1,325,453	114,242,891
Clarence P. Cazalot Jr.	437,566,333	3,020,350	1,422,364	114,242,891
F. Anthony Comper	437,822,502	2,844,414	1,342,131	114,242,891
Peter B. Hamilton	435,753,864	4,906,568	1,348,615	114,242,891
Michael McShane	434,801,998	5,851,950	1,355,099	114,242,891
Michael G. Morris	408,414,835	32,006,450	1,587,762	114,242,891
Michael E. J. Phelps	438,110,992	2,610,148	1,287,907	114,242,891

Proposal 2	For	Against	Abstain	Non-Votes
Ratification of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for 2014	550,725,492	3,924,973	1,601,473

Proposal 3	For	Against	Abstain	Non-Votes
Approval of an advisory vote on executive compensation	422,664,329	13,056,941	6,287,777	114,242,891

Proposal 4	For	Against	Abstain	Non-Votes
Shareholder Proposal - Political Contributions	117,231,931	278,308,759	46,468,357	114,242,891

Proposal 5	For	Against	Abstain	Non-Votes
Shareholder Proposal - Fugitive Methane Emissions Target	115,424,262	275,974,647	50,610,138	114,242,891

Item 8.01.	Other Events.

On April 15, 2014, the Board appointed Gregory L. Ebel as Chairman of the Board. Mr. Ebel will continue in his role as the Company’s President and Chief Executive Officer. Also on April 15, 2014, the Board appointed F. Anthony Comper as the Board’s independent Lead Director. Both appointments were effective on April 15, 2014. A copy of the Company’s press release announcing the appointments is attached to this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

3.1	The By-laws of Spectra Energy Corp, as amended and restated on April 15, 2014

99.1	Press Release of Spectra Energy Corp dated April 15, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPECTRA ENERGY CORP

/s/ Patricia M. Rice
Patricia M. Rice
Vice President and Secretary

Date: April 16, 2014

EXHIBIT INDEX

Exhibit Number	Exhibit

3.1	The By-Laws of Spectra Energy Corp, as amended and restated on April 15, 2014

99.1	Press Release of Spectra Energy Corp dated April 15, 2014